SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)              September 11, 2000



                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)



Delaware                           0-19278                      13-3357370
(State or other             (Commission file Number)    (IRS Identification No.)
jurisdiction of
incorporation)


                    51 James Way, Eatontown, New Jersey 07724
               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code        (732) 542-2800





--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)


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                              Item 5. Other Events


On September 11, 2000, Osteotech, Inc. announced that it had entered a new five-year agreement with the Musculoskeletal Transplant Foundation ("MTF") which replaces the current five-year agreement which would have expired April 1, 2002. The new agreement is designed to more appropriately reflect today's business environment as it relates to the recovery, processing and distribution of donated bone and connective tissue. The terms of the new agreement, which is effective September 11, 2000 and extends through August, 2005, provide greater flexibility for both Osteotech and MTF to pursue their respective business plans.

Under the terms of the new agreement, MTF will continue to have donor tissue it recovers processed by Osteotech and will continue, as under the prior agreement, to use its best efforts to provide sufficient tissue for the processing of Grafton(R) Demineralized Bone Matrix (DBM) and certain bio-implant products so as to meet market demand for these products. However, MTF will no longer be required to exclusively provide all donor tissue it recovers to Osteotech for processing, and each party now has the right to terminate the agreement commencing March 31, 2002, upon six months prior written notice. Also, under the terms of the new agreement, Osteotech will have the ability to directly contract with tissue recovery organizations for the processing of tissue recovered by those organizations. Previously, in exchange for MTF exclusively providing recovered tissue to Osteotech for processing, Osteotech had agreed not to directly enter into processing agreements with any recovery organization that provided tissue to MTF.

Certain statements made herein contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide-range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 1999 and the Form 10-Q for each of the first two quarters of 2000 filed with the Securities and Exchange Commission).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  September 14, 2000

                                                      OSTEOTECH, INC.
                                                       (Registrant)


                                         By:   /s/ Michael J. Jeffries
                                             ----------------------------------
                                               MICHAEL J. JEFFRIES
                                               Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Financial Officer
                                               and Principal Accounting Officer)